As filed with the Securities and Exchange Commission on June 24, 2015
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
RR Media Ltd.
(Exact name of registrant as specified in its charter)

Israel (State or other jurisdiction of incorporation or organization)	Not applicable (I.R.S. Employer Identification No.)
RR Media Building, Hanegev Street, POB 1056 Airport City 70100, Israel (Address of Principal Executive Offices)	Not applicable (Zip Code)
RR Media Ltd. 2006 Israel Equity Incentive Plan, as amended (Full title of the plan)
RR Media Inc. 157 Kimbles Road, Hawley PA 18428
(Name and address of agent for service)
201-503-0208
(Telephone number, including area code, of agent for service)

Copy to:
Orna Naveh, Adv. General Counsel and Company Secretary RR Media Building Hanegev Street, POB 1056 Airport City 70100, Israel Telephone: (972) 3-928-0808 Facsimile: (972) 3-928-0765	Tuvia J. Geffen, Adv. Naschitz, Brandes, Amir & Co. 5 Tuval Street Tel Aviv 6789717, Israel Telephone: (972) 3-623-5000 Facsimile: (972) 3-623-5005

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated Filer ☐	Accelerated filer ☐
Non-accelerated Filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Ordinary shares, par value NIS 0.01per share	500,000	(3)	$7.165	$3,582,500	$416.29

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) shall also cover an additional indeterminable number of ordinary shares which become issuable under the above-named plan by reason of any future share dividend, share split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding ordinary shares.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon $7.165, the average of the high and low sales prices of the registrant’s ordinary shares on the NASDAQ Global Select Market on June18, 2015.

(3)	Additional ordinary shares authorized for issuance pursuant to awards made under the RR Media Ltd. 2006 Israel Equity Incentive Plan as a result of a recent amendment to the Plan.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 is to register an additional 500,000 ordinary shares, par value NIS 0.01 per share (“Ordinary Shares”), of RR Media Ltd. (the “Registrant”) for issuance pursuant to awards under the RR Media Ltd.2006 Israel Equity Incentive Plan, as amended (the “Plan”).  In accordance with General Instruction E of Form S-8, the contents of (i) the Registrant’s Registration Statement on Form S-8 (File No. 333-140936), filed with the Securities and Exchange Commission (the “Commission”) on February 28, 2007, to register 441,000 Ordinary Shares for issuance pursuant to awards under such Plan, (ii) the Registrant’s Registration Statement on Form S-8 (File No. 333-175357), filed with the Commission on July 6, 2011, to register 520,397 Ordinary Shares for issuance pursuant to awards under such Plan, (iii) the Registrant’s Registration Statement on Form S-8 (File No. 333-183324), filed with the Commission on August 15, 2012, to register 520,397 Ordinary Shares for issuance pursuant to awards under such Plan, and (iv) the Registrant’s Registration Statement on Form S-8 (File No. 333-191111), filed with the Commission on September 12, 2013, to register 200,000 Ordinary Shares for issuance pursuant to awards under such Plan, are incorporated herein by reference.  On June 11, 2015, the Registrant amended the Plan to increase the number of Ordinary Shares that may be issued under the Plan by 500,000 to a total of 2,181,794 Ordinary Shares.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                    Incorporation of Documents by Reference.

The following documents and information filed with the Commission by the Registrant are incorporated herein by reference:

•	the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2014;

•	the Registrant’s Reports on Form 6-K furnished to the Commission on March 16, 2015, April 10, 2015, May 11, 2015 and June 8, 2015; and

•
the description of the Registrant’s Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-33085) filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, on October 13, 2006.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof (in the case of any Report on Form 6-K, if and to the extent the Registrant identifies in the Report that it is being incorporated by reference herein) from the date of filing of such documents.  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.                    Exhibits.

The following exhibits are filed herewith as part of this Registration Statement.

Exhibit No	Description

4.1
Memorandum of Association of the Registrant and an amendment thereto (translated from Hebrew)(incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form F-1, Commission File No. 333-137930, filed on October 10, 2006).

4.2
Amendment to Memorandum of Association of the Registrant (translated from Hebrew)(incorporated herein by reference to Exhibit 3.5 to the Registrant’s Form F-1, Commission File No. 333-137930, filed on October 10, 2006).

4.3	Amended and Restated Articles of Association of the Registrant (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Form 6-K for November 13, 2013, filed on November 19, 2013).

4.4	RR Media Ltd. 2006 Israel Equity Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Form F-1, Commission File No. 333-137930, filed on October 10, 2006).

4.5
Amendment to RR Media Ltd.2006 Israel Equity Incentive Plan, dated May 15, 2011 (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Form S-8, Commission File No. 333-175357, filed on July 6, 2011).

4.6
Amendment No. 2 to RR Media Ltd. 2006 Israel Equity Incentive Plan, dated June 26, 2012 (incorporated herein by reference to Exhibit 4.6 to the Registrant’s Form S-8, Commission File No. 333-183324, filed on August 15, 2012).

4.7
Amendment No. 3 to RR Media Ltd. 2006 Israel Equity Incentive Plan, dated August 27, 2013 (incorporated herein by reference to Exhibit 4.7 to the Registrant’s Form S-8, Commission File No. 333-191111, filed on September 12, 2013).

4.8
Amendment No. 4 to RR Media Ltd. 2006 Israel Equity Incentive Plan, dated January 28, 2015 (incorporated herein by reference to Exhibit 4.6 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2014, filed on March 16, 2015).

4.9	Amendment No. 5 to RR Media Ltd. 2006 Israel Equity Incentive Plan, dated June 11, 2015.

5.1	Opinion of Naschitz, Brandes, Amir & Co., Advocates.

23.1	Consent of Naschitz, Brandes, Amir & Co., Advocates (included in Exhibit 5.1).

23.2	Consent of Somekh Chaikin, Member Firm of KPMG International, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Airport City, Israel, on June 24, 2015.

RR Media Ltd.

By:	/s/ Avi Cohen
Avi Cohen
Chief Executive Officer

:
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DR. SHLOMO SHAMIR, AVI COHEN and SHMULIK KOREN, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title
/s/ Dr. Shlomo Shamir
Dr. Shlomo Shamir	Chairman of the Board

/s/ Avi Cohen	Chief Executive Officer
Avi Cohen	(Principal Executive Officer)

/s/ Shmulik Koren	Chief Financial Officer
Shmulik Koren	(Principal Financial and Accounting Officer)

/s/ David Assia	Director
David Assia

/s/ Harel Beit-On	Director
Harel Beit-On

/s/ Yigal Berman	Director
Yigal Berman

______________	Director
Vered Levy-Ron

______________	Director
Alex Milner

/s/ Ron Oren	Director
Ron Oren

/s/ Tim Richards	Director
Tim Richards

/s/ David Rivel	Director
David Rivel

/s/ Yaron Sheinman	Director
Yaron Sheinman

/s/ Ayal Shiran	Director
Ayal Shiran

/s/ Douglas Parrish	Authorized Representative in the United States
RR Media Inc.
By: Douglas Parrish
President RR Media Inc.
.

INDEX TO EXHIBITS

Exhibit No	Description

4.1
Memorandum of Association of the Registrant and an amendment thereto (translated from Hebrew)(incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form F-1, Commission File No. 333-137930, filed on October 10, 2006).

4.2
Amendment to Memorandum of Association of the Registrant (translated from Hebrew)(incorporated herein by reference to Exhibit 3.5 to the Registrant’s Form F-1, Commission File No. 333-137930, filed on October 10, 2006).

4.3	Amended and Restated Articles of Association of the Registrant (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Form 6-K for November 13, 2013, filed on November 19, 2013).

4.4	RR Media Ltd. 2006 Israel Equity Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Form F-1, Commission File No. 333-137930, filed on October 10, 2006).

4.5
Amendment to RR Media Ltd.2006 Israel Equity Incentive Plan, dated May 15, 2011 (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Form S-8, Commission File No. 333-175357, filed on July 6, 2011).

4.6
Amendment No. 2 to RR Media Ltd. 2006 Israel Equity Incentive Plan, dated June 26, 2012 (incorporated herein by reference to Exhibit 4.6 to the Registrant’s Form S-8, Commission File No. 333-183324, filed on August 15, 2012).

4.7
Amendment No. 3 to RR Media Ltd. 2006 Israel Equity Incentive Plan, dated August 27, 2013 (incorporated herein by reference to Exhibit 4.7 to the Registrant’s Form S-8, Commission File No. 333-191111, filed on September 12, 2013).

4.8
Amendment No. 4 to RR Media Ltd. 2006 Israel Equity Incentive Plan, dated January 28, 2015 (incorporated herein by reference to Exhibit 4.6 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2014, filed on March 16, 2015).

4.9	Amendment No. 5 to RR Media Ltd. 2006 Israel Equity Incentive Plan, dated June 11, 2015.

5.1	Opinion of Naschitz, Brandes, Amir & Co., Advocates.

23.1	Consent of Naschitz, Brandes, Amir & Co., Advocates (included in Exhibit 5.1).

23.2	Consent of Somekh Chaikin, Member Firm of KPMG International, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (on signature page).